UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2021
TCG BDC, INC.
(Exact name of registrant as specified in charter)

Maryland	No. 814-00995	80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, Suite 3400 New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 per share	CGBD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 16, 2021, the Board of Directors (the “Board”) of TCG BDC, Inc. (the “Company”), upon the recommendation of the Board’s Governance and Nominating Committee, appointed William H. Wright II as a Class I director of the Company. The Board also determined, upon the advice of counsel, that Mr. Wright is not an “interested person”, as defined in the Investment Company Act of 1940, as amended, of the Company. Mr. Wright is also “independent” for purposes of the Nasdaq listing requirements. Mr. Wright will serve on the Board’s Audit Committee, Governance and Nominating Committee and Compensation Committee. Mr. Wright will be compensated for his Board and Committee service in accordance with the Company’s current director compensation arrangements, as disclosed in the Company’s proxy statement for its 2020 annual meeting of stockholders.
Mr. Wright was a Managing Director of Morgan Stanley until his retirement in 2010, having joined the firm in 1982. During his career in investment banking at Morgan Stanley, Mr. Wright headed the corporate finance execution group where he was responsible for leading and coordinating teams in the execution of complex equity offerings for multinational corporations. Following his career in investment banking, Mr. Wright served as an independent board member of two SEC registered closed-end funds until 2016, and of a business development company from 2018 to 2020. He also served on the faculties of the Ray Garrett Jr. Corporate and Securities Law Institute at Northwestern Pritzker School of Law and the Practising Law Institute. Mr. Wright is currently on the board of directors of TCG BDC II, Inc. as well as two SEC registered closed-end funds, and he is also a member of the board of directors of the New York City Ballet. In addition to serving on other boards, he is interested in innovative philanthropic initiatives.
Item 7.01 – Regulation FD Disclosure.
On February 19, 2021, the Company issued a press release announcing the appointment of Mr. Wright to the Board. A copy of the press release is attached hereto as Exhibit 99.1. The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act 1933, except as expressly set forth by specific reference in such filing.
Item 9.01 – Financial Statements and Exhibits.

Exhibits 99.1 shall be deemed furnished herewith.

(d)Exhibits:

Exhibit Number	Description

99.1	Press release of TCG BDC, Inc., dated February 19, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC, INC.
(Registrant)

Dated: February 19, 2021	By:	/s/ Linda Pace
Name: Linda Pace
Title: Chief Executive Officer